UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 27, 2004

OPTICAL SENSORS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-27600	41-164359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Golden Triangle Drive, Suite C Minneapolis, Minnesota	55344-3733
(Address of Principal Executive Offices)	(Zip Code)

(952) 944-5857

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 27, 2004, Optical Sensors Incorporated (dba VASAMED) announced that, Nellcor, a Tyco Healthcare company initiated a voluntary recall of the CapnoProbe Sublingual Sensor. According to Nellcor’s press release, the recall was prompted following the finding of potentially pathogenic bacteria in the buffered saline solution of inventory samples and the heightened risks the bacteria poses to individuals with compromised immune systems.

VASAMED developed the CapnoProbe and Nellcor became the exclusive licensee and distributor of the CapnoProbe in September 2001. VASAMED stopped manufacturing the CapnoProbe in June 2003 as provided in its agreements with Nellcor, and since that time, has not managed any aspect of the product.

Under the terms of a license agreement with Nellcor, VASAMED receives royalties on net sales of the disposable components and on aggregate gross margins for the CapnoProbe instrument. VASAMED does not expect the recall to affect its current revenues because it had not expected to receive royalty revenue for CapnoProbe sales beyond the minimum royalties Nellcor is contractually obligated to pay under its agreement with them. At this time, VASAMED does not know the long-term impact this event will have on Nellcor’s CapnoProbe sales.

A copy of the Press Release issued by VASAMED in connection with this Item 8.01 is attached as Exhibit 99.1, and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(c) Exhibits.

Exhibit	Description
99.1	Press Release of the Company dated August 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL SENSORS INCORPORATED

Dated: August 27, 2004	By:	/s/ Paulita M. LaPlante
Paulita M. LaPlante
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description	Method of Filing
99.1	Press Release of the Company dated August 27, 2004.	Filed herewith.